UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2020, CCUR Holdings, Inc. (the “Company”) entered into that certain “Omnibus Amendment Regarding Management Agreement and SARs Agreements” (the “Omnibus Amendment”) by and among the Company, CIDM II, LLC (the “Manager”) and CIDM LLC (an affiliate of the Manager, the “Prior Manager”) amending certain terms of that certain Management Agreement, dated as of February 14, 2019, by and between the Company and the Prior Manager (as amended and subsequently assigned to the Manager, the “Management Agreement”), including the Form of SAR Agreement attached thereto, and the stock appreciation rights agreements entered into pursuant to the Management Agreement between the Company and the Prior Manager (the “Prior SARs Agreements”). A copy of the Omnibus Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety. Any capitalized terms used but not defined herein shall have the meaning given to them in the Omnibus Amendment.

Pursuant to the Management Agreement, the Manager, among other things, (i) provides the Company with advisory services with respect to the management and allocation of the Assets (as defined therein) of the Company and its subsidiaries and (ii) exercises discretionary management authority over the Company’s trading portfolio of publicly traded securities.

The Omnibus Amendment amends the terms of the Management Agreement to provide that:

(i)	the Management Fee (as defined in the Management Agreement) due to the Manager shall continue to be payable via a grant of stock appreciation rights (“SARs”) for services rendered through the quarter ending June 30, 2020. Thereafter, the Management Fee shall be payable in cash. The Performance Fee (as defined in the Management Agreement) shall continue to be payable in SARs;

(ii)	the cash value of a SAR Grant for the purpose of determining the amount by which it reduces the fees payable under the Management Agreement shall equal $3.50 per Appreciation Right; and

(iii)	the value of the assets on which the Management Fee and Performance Fee are based shall be adjusted to exclude any deferred tax assets of the Company.

The Omnibus Amendment also effects the assignment of the Prior SARs Agreements from the Prior Manager to the Manager and amends the Prior SARs Agreements and the Form of SAR Agreement, pursuant to which SARs will be granted to the Manager in the future, in each case to provide that SARs granted thereunder are exercisable as of the date of grant, subject to any restrictions in the applicable agreement.

The Omnibus Amendment further provides that as soon as practicable on or before the date thereof, the Company shall pay the Manager $399,000 in cash in exchange for a customary release by the Manager, the Prior Manager and certain of their Affiliates of certain claims against the Company.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment Regarding Management Agreement and SARs Agreements between CCUR Holdings, Inc., CIDM LLC and CIDM II, LLC dated June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2020

CCUR Holdings, Inc. (Registrant)

By:	/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Chief Executive Officer and President